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                         SUPPLEMENTAL STOCK ORDER FORM

I previously ordered shares of Common Stock in the Subscription Offering and/or the Community Offering in connection with the pending conversion of Hopkinsville
Federal Savings Bank (the "Bank") from mutual to stock form as a wholly owned subsidiary of HopFed Bancorp, Inc. (the "Company"). I HEREBY ACKNOWLEDGE THAT I
HAVE RECEIVED THE COMPANY'S PROSPECTUS SUPPLEMENT DATED _____________, 1997 AND
THAT, IN ORDER TO MAINTAIN IN ANY CAPACITY AN ORDER FOR THE COMMON STOCK OF THE
COMPANY IN THE SUBSCRIPTION OFFERING AND/OR COMMUNITY OFFERING, I MUST COMPLETE,
EXECUTE AND RETURN THIS SUPPLEMENTAL STOCK ORDER FORM TO THE COMPANY BEFORE THE
EXPIRATION OF THE RESOLICITATION.  I hereby elect to do the following:

(Please check ONE box only)

     [_]  MAINTAIN SUBSCRIPTION BASED ON PREVIOUS ORDER -- NO ADDITIONAL FUNDS
          REQUIRED. I desire to have the dollar amount which I previously submitted or authorized for withdrawal to be applied in full to purchase the number of shares previously ordered. I understand that no Eligible Account Holder, Other Member or person in the Community
          Offering may purchase more than $250,000 of the shares of Common Stock issued in the Conversion. In addition, no person (together with associates and persons acting in concert therewith) may purchase in the aggregate more than $500,000 of the shares of Common Stock issued in the Conversion.

     [_] PURCHASE ADDITIONAL SHARES -- Additional Funds Required. Increase my order to a total of ________ shares at the original purchase price of $10.00 per share for a total investment of ______ shares. I have enclosed my check in the amount of $ ________ for the balance due
          (_______ additional shares x $10.00 per share) or hereby authorize the Bank to withdraw the additional amount from my savings account at the Bank (Account Number __________). The ability to purchase additional shares is subject to the maximum purchase limitation, described above.

     [_] REDUCE ORDER. Reduce my order to a total of ______ shares (not fewer than 25) at the original purchase price of $10.00 per share, and adjust my withdrawal authorization or refund the overpayment, with interest, to the name and address shown on this form.

     [_] CANCEL. Cancel my subscription entirely, void any authorization for withdrawal, and refund any cash or check(s) previously remitted, with interest, to the name and address shown on this form.

I hereby affirm the representations made and the information provided in the Stock Order Form previously submitted.


                                 ---------------------------------------------
                                 Name


                                 ---------------------------------------------
                                 Signature(s) as shown on your original Stock
                                 Order Form


                                 ---------------------------------------------
                                 Address


                                 Dated:
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NOTE:  In order to be effective, this Supplemental Stock Order Form must be properly completed and accompanied by any required additional payment or withdrawal authorization and must be returned to the Bank so that it is received before the expiration of the resolicitation.  The resolicitation will expire at
4:00 p.m., Local Time, on January _____, 1998, unless extended.  A postage-
prepaid self-addressed envelope accompanies this Supplemental Stock Order Form.
PRIOR ORDERS AS TO WHICH NO SUPPLEMENTAL STOCK ORDER FORM IS RECEIVED WILL BE
DEEMED CANCELED.
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     YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
                      FORM OF SUPPLEMENTAL CERTIFICATION

I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT
FEDERALLY INSURED, AND IS NOT GUARANTEED BY HOPKINSVILLE FEDERAL SAVINGS BANK OR
BY THE FEDERAL GOVERNMENT.

          If anyone asserts that this security is federally insured or guaranteed, or is as safe as in insured deposit, I/we should call the Office of Thrift Supervision Regional Director Ronald Karr at (312) 917-5000.

          I/We further certify that, before purchasing the common stock, par value $.01 per share, of HopFed Bancorp, Inc., the proposed holding company for Hopkinsville Federal, I/we received a Prospectus Supplement dated
, 1997 (the "Prospectus Supplement").

          The Prospectus Supplement that I/we received contains disclosure concerning the nature of the security being offered and describes additional risks involved in the investment, including but not limited to:

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

          1.     Possible Adverse Effect of Amended Valuation Range         5
          2.     Basis of Updated Appraisal                                 5
          3.     Potential Cost of Stock Benefit Plans                      5

Signature(s):
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     Date:
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Name(s) (Please Print):
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